                                                                     Exhibit 3.1
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          CANYON RESOURCES CORPORATION

         FIRST:  The name of the corporation is CANYON RESOURCES CORPORATION.

         SECOND: The address of the Corporation's registered office is 100 West 10th Street, in the city of Wilmington, County of New Castle, State of Delaware. The name of its registered agent is THE CORPORATION TRUST COMPANY.

         THIRD: (a) Purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                          (b)  In furtherance of the foregoing purposes, the
Corporation shall have and may exercise all of the rights, powers and privileges granted by the General Corporation Law of the State of Delaware. In addition, it may do everything necessary suitable and proper for the accomplishment of any of its corporate purposes.

         FOURTH: The aggregate number of shares that the Corporation shall have authority to issue is 110,000,000 shares of stock consisting of 100,000,000 shares of Common Stock, $.01 par value per share and 10,000,000 shares of Preferred Stock, $.01 par value per share. The Board of Directors of the Corporation is expressly authorized to determine the designations, rates, privileges, restrictions, rights and conditions of the Preferred Stock, including, without limitation, the dividend rates, conversion rights, preemptive rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms of any future series of Preferred Stock, the number of shares constituting such series and the designation thereof, without any vote or action by the Corporation's shareholders.

         FIFTH:  The name and address of the incorporator is:

                          Nancy A. Walla
                          2250 Energy Center One
                          717 Seventeenth Street
                          Denver, Colorado 80202

         SIXTH: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

         NAME                            ADDRESS

         Robert L. Fuchs          Geosystems Corporation
                                  274 Riverside Avenue
                                  Westport, Connecticut  06880

         Thor Gjelsteen           Ferret Exploration Company
                                  3540 Anaconda Tower
                                  555 Seventeenth Street
                                  Denver, Colorado  80202

         Richard H. De Voto       675 Estes Street
                                  Lakewood, Colorado 80215

         William W. Walker        5370 Pineridge Road
                                  Golden, Colorado  80401

         William G. Webb          Ferret Exploration Company
                                  3540 Anaconda Tower
                                  555 Seventeenth Street
                                  Denver, Colorado 80202

         SEVENTH:

         (a) Shareholder Voting. Each outstanding share of Common Stock shall be entitled to one vote and each outstanding fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of stockholders. Cumulative voting shall not be allowed in the election of directors.

         (b) Directors. Number, Election and Terms. The business and affairs of the Corporation shall be managed and controlled by a Board of Directors consisting of not less than three (3) persons. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution amending the Bylaws of the Corporation adopted by a majority of the entire Board of Directors. At the 1989 Annual Meeting of Stockholders, the directors shall be divided into three classes as nearly equal in number as possible, with the term of office of the first class to expire at 1990 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1991 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1992 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election.

         (c) Newly created directorships and vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of

Directors shall shorten the term of any incumbent director.

         (d) Removal. Any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of the Corporation entitled to vote for the election of directors.

         (e) Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of the corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SEVENTH.

         EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title VIII of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title VIII of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         NINTH: The election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

         TENTH: The board of directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

         ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         TWELFTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for paying dividends or approving a stock purchase or redemption which is illegal or otherwise impermissible or prohibited under the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Dated this 15th day of August, 1979.


                                  /s/ Nancy A. Walla
                                  ----------------------------
                                  Nancy A. Walla, Incorporator

STATE OF COLORADO                 )
                                  ) ss.
CITY AND COUNTY OF DENVER         )

         Before me, Sarah Otis Pinter, a Notary Public of Colorado, on the 15th day of August, 1979, personally appeared Nancy A. Walla, to me known and known to be the person who signed the foregoing Certificate of Incorporation, who being duly sworn, acknowledged that she signed, sealed and delivered the same as her voluntary act and deed, for the uses and purposes therein expressed, and that the facts stated therein are true.

         My commission expires: December 17, 1979.

                                   /s/ Sarah Otis Pinter
                                   ---------------------
                                   Notary Public

               CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES
                 AND PRIVILEGES OF SERIES A PREFERRED STOCK OF
                         CANYON RESOURCES CORPORATION,
                             A DELAWARE CORPORATION

         The undersigned, Richard H. De Voto and Linda J. Engel hereby certify that:

         1. They are the duly elected and acting President and Secretary, respectively, of Canyon Resources Corporation, a Delaware corporation (hereafter the "corporation");

         2. The following is a resolution of the Board of Directors of the corporation, duly adopted as of December 12, 1990 pursuant to Section 151(g) of the Delaware Corporation Law and Article FOURTH of the corporation's Certificate of Incorporation, which resolution sets forth the rights, preferences, and privileges of the corporation's Series A Preferred Stock:

                                ________________

         BE IT RESOLVED, that the Company, pursuant to the provisions of its Certificate of Incorporation, as amended, hereby authorizes and establishes one million shares of "Series A Preferred Stock" containing the designations, voting rights, and preferences set forth in Exhibit A attached hereto and incorporated herein by this reference.

                                ________________

         {The following provisions are the terms of the Series A Preferred Stock as set forth in Exhibit A to the above resolutions of the corporation's Board of Directors}

1.       Designation and Amount

         Out of the 10,000,000 authorized shares of Preferred Stock of the corporation, having a par value of $0.01 per share, as set forth in Article FOURTH of the corporation's Certificate of Incorporation, 1,000,000 Shares are designated "Series A Preferred Stock." These shares shall have the rights, preferences, and privileges as set forth in this Certificate of Designation (hereafter the "Certificate").

2.       Dividends

         Subject to the dividend rights of any future series of preferred stock, the holders of shares of Series A Preferred Stock shall be entitled to participate with the holders of Common Stock and to receive, out of any assets legally available therefor, when, as, and if declared by the Board of Directors, dividends paid on its Common Stock in an amount equal to the amount of dividends paid on the Common Stock, assuming for this purpose that the shares of

Series A Preferred Stock had, at the time of declaration and payment of such dividend, been converted into shares of Common Stock as provided below in
Section 4 of this Certificate, at the then existing rate of conversion.

2.       Liquidation Preference

         (a) In the event of any liquidation, dissolution, or winding up of this corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, subject to the liquidation rights of future series of preferred stock and prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $2.50 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to all declared and unpaid dividends on such shares. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall, subject to the liquidation rights of future series of preferred stock, be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

3.       Redemption

         (a) In the event of the termination, for whatever reason, on or prior to May 31, 1991, of that certain Farm-In Agreement (hereafter the "Farm-In Agreement"), effective December 1, 1990, between the corporation, CR Briggs Corporation, a Colorado corporation, and Kennecott Exploration Company, a Delaware corporation (a copy of which Farm-In Agreement shall be maintained for inspection by any shareholder at this corporation's principal office), the holders of at least a majority of the then outstanding Series A Preferred Stock shall have the right, at their option, to cause this corporation to redeem, from any source of funds legally available therefor, and prior and in preference to the payment of cash dividends or other distributions on any shares of Common Stock, all of the then outstanding shares of Series A Preferred Stock in exchange for a promissory note as provided in the Farm-In Agreement equal to the Original Series A Issue Price per share, plus all declared and unpaid dividends (such total price is hereafter referred to as the "Series A Redemption Price"); provided, however, that such election by the holders to have these shares redeemed by the corporation, if made, shall constitute an election to have all the outstanding shares redeemed; and provided further, that this corporation shall only be required to effect such redemption if it is then lawful for this corporation to do so under the Delaware Corporation Law.

         (b) This option to cause this corporation to redeem these shares of Series A Preferred Stock shall be effected by the holders of at least a majority of such shares sending written notice to the corporation at its principal office of the exercise of this option, which notice shall be effective on the date that it is sent to the corporation and which notice shall call for the redemption of the number of shares of Series A Preferred Stock specified above on a date 21 days following the effective date thereof. Such notice must be sent within 10 days of the date of termination of the Farm-In Agreement. Within 7 business days of the effective date of such notice, the corporation shall send a written notice (hereinafter the "Redemption Notice"), to each holder of record (at the close of business on the business day next preceding the day on which this Redemption Notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder or given by the holder to this corporation for the purpose of notice, notifying such holder of the redemption to be effected, specifying the Redemption Date, the Series A Redemption Price, the place at which payment may be obtained, the date on which such holder's conversion rights (as hereinafter defined) as to such shares terminate, and calling upon such holder to surrender to this corporation, in the manner and at the place designated, the certificate(s) representing the shares to be redeemed. Except as provided in Section 3(c) of this Certificate below, on or after the Redemption Date, each holder of Series A Preferred Stock shall surrender to this corporation the certificate(s) representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable in the manner set forth in Section 3(a) above to the order of the person whose name appears on such certificate(s) as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate(s) are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (c) From and after the Redemption Date, all rights of the holders of the Series A Preferred Stock designated for the redemption in the Redemption Notice (except the right to receive the Series A Redemption Price without interest upon surrender of the certificate(s)) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available, prior to any payment of cash dividends or other distributions on any shares of Common Stock, shall be used by the corporation to redeem the maximum possible number of such shares ratably among the holders of such shares of such series in proportion to the total number of such shares of such series. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter, when additional funds of the Company are legally available for the redemption of shares of Series A Preferred Stock, such funds shall immediately be used by the corporation to redeem the balance of the shares which the corporation has become obligated to redeem on the Redemption Date but which it has not redeemed in accordance with the terms of the promissory note issued therefor.

         (d) Upon any repurchase or redemption of shares of Series A Preferred Stock, the corporation shall be prohibited from reissuing such shares. Accordingly, the corporation shall promptly retire such shares pursuant to
Section 243 of the Delaware Corporation Law and shall promptly file with the Delaware Secretary of State, in accordance with such provision, a certificate reciting the retirement of such shares and stating that the reissuance of such shares is prohibited. These shares of Series A Preferred Stock so retired shall resume their status as authorized and unissued shares of Preferred Stock as provided in Section 243 of the Delaware Corporation Law. Additionally, upon any repurchase or redemption of shares of Series A Preferred Stock, the corporation shall promptly reduce the stated capital of such shares pursuant to
Section 244 of the Delaware Corporation Law.

4.       Conversion

         (a) Right to Convert. Subject to such adjustments as may be made pursuant to Section 4 of this Certificate below, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and prior to the close of business five (5) days prior to any Redemption Date as may have been fixed in any Redemption Notice with respect to such share, at the office of this corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the conversion price for the Series A Preferred Stock at the time in effect for such share (hereafter the "Conversion Price"). The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in Section 4 of this Certificate below. In the event of any conversion of Series A Preferred Stock under this subsection, the converting holder shall be entitled to receive any dividends which may have been declared but have not been paid with respect to the shares of Series A Preferred Stock so converted. In the event of a call for redemption of any shares of Series A Preferred Stock pursuant to Section 3 hereof, the conversion rights of the Series A Preferred Stock shall terminate as to the shares designated for redemption at the close of business five (5) days prior to the Redemption Date.

         (b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 4(a) above, such holder shall surrender the certificate(s) therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, shall give written notice to this corporation at its principal corporate office of the election to convert the same, and shall state therein the name(s) in which the certificate(s) for shares of Common Stock are to be issued. This corporation shall, promptly thereafter, issue and deliver to such holder of Series A Preferred Stock, or to the nominee(s) of such holder, a certificate(s) for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of such date.

         (c) Automatic Conversion. Notwithstanding the right of a holder to convert the shares of Series A Preferred Stock into Common Stock at the option of such holder pursuant to Sections 4(a) and (b) above, each share of Series A Preferred Stock outstanding on January 1, 1993 shall automatically be converted on that date into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock. Promptly after such date, the corporation shall send written notice of such conversion to each holder of Series A Preferred Stock and shall request in such notice that each such holder surrender the certificate(s) therefor to the corporation. Each such holder thereafter shall surrender such certificate(s) at the office of this corporation or of any transfer agent for the Series A Preferred Stock and shall inform the corporation of the name(s) in which the certificates for shares of Common Stock are to be issued. The corporation shall, promptly thereafter, issue and deliver to such holder of Series A Preferred Stock, or to the nominee(s) of such holder, a certificate(s) for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be effective as of January 1, 1993, and the persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

         (d) Stock Splits, Stock Dividends, Etc. In the event the corporation should at any time or from time to time, after the date on which the Series A Preferred Stock was initially sold by the corporation, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision, if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of outstanding shares of Common Stock. If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock.

         (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d) above, then, in each such case for the purpose of this Section 4(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

         (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization or reclassification of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 5), the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number or shares of stock or other securities or property of the Company or otherwise to which a holder of Common Stock deliverable upon conversion of the Series A Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

         (g) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation (including this Certificate) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment; provided, however, that nothing herein shall be deemed to prevent the corporation from entering into any such reorganization, recapitalization, etc. if the holders of Series A Preferred Stock are entitled to receive, after such event, securities containing substantially equivalent rights as those contained in the Series A Preferred Stock.

         (h) No Fractional Shares. No fractional shares shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay to the holder cash equal to the product of such fraction multiplied by the then current fair market value of one share of Common Stock, computed to the nearest whole cent. The then current fair market value of such shares shall be as determined in good faith by the Board of Directors with reference to the public trading price for such shares.

         (i) Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall have its Chief Financial Officer compute such adjustment or readjustment in accordance with the terms hereof. Such officer shall promptly prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

         (j) Notices to Holders of Certain Events. So long as any shares of the Series A Preferred Stock shall be outstanding (i) if the corporation shall pay any dividend or make any distribution upon its Common Stock, of (ii) if the corporation shall offer to the holders of its Common Stock the opportunity for subscription or purchase by them of any shares of stock of any class or any other rights, or (iii) in the event of any capital reorganization of the corporation, reclassification of the capital stock of the corporation, consolidation or merger of the corporation with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the corporation to another corporation, or voluntary or involuntary dissolution, the corporation shall cause to be delivered to each holder of such shares a notice containing a brief description of the proposed transaction, together with the date, as the case may be, on which a record is to be taken for the purpose of such dividend, distribution, or rights or on which such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation, or winding up is to take place. In the case of a dividend or other distribution by the corporation, or any offer by the corporation to the holders of its Common Stock for subscription or purchase by them of stock of any class or other rights, the corporation shall deliver such notice to each holder of the Series A Preferred Stock at least 10 days prior to record date for such dividend, distribution, or subscription right. In the case of a reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, the corporation shall deliver such notice to each holder of Series A Preferred Stock at least 20 days prior to the earlier of the date of a shareholders meeting called to approve such transaction, if any, or the date of such event.

         (k) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized by unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including the corporation's using its best efforts to obtain the approval of the shareholders to such increase, if required.

         (l) Notices. Any notice required by the provisions of this Section 4 to be given to the corporation or to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to the corporation or to each holder of record at his address appearing on the books of this corporation.

         (m) Taxes. The holders of the Series A Preferred Stock shall pay any and all documentary, stamp, or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of this corporation upon conversion of any shares of Preferred Stock.

5.       Voting Rights

         The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis and being rounded to the nearest whole share). With respect to such vote, such holder shall have full voting rights and powers, equal to the voting rights and powers of the holders of Common Stock, shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

6.       Restrictions

         (a) So long as any shares of Series A Preferred Stock remain outstanding, the corporation shall not do any of the following and shall not cause or permit any of its subsidiary corporations to do any of the following without the vote or prior written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                 (i) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) that is senior to or on a parity with the Series A Preferred Stock as to redemption rights; or

                 (ii) Increase or decrease the total number of authorized shares of Series A Preferred Stock, other than by redemption or conversion pursuant to Sections 3 and 4 of this Certificate above.

         (b) The corporation shall not amend its Certificate of Incorporation, without the prior note or written consent of the holders of at least a majority of the then outstanding Series A Preferred Stock, if such amendment would change any of the rights, preferences, or privileges that are intended for the benefit of the holders of the Series A Preferred Stock. Without limiting the generality of the preceding sentence, the corporation shall not amend its Certificate of Incorporation without the prior written consent of the holders of at least a majority of the then outstanding Series A Preferred Stock if such amendment would:

                 (i) Reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the corporation, or change the seniority of the liquidation preference of the holders of Series A Preferred Stock relative to the rights upon such liquidation of the holders of Common Stock;

                 (ii)  Reduce the Series A Redemption Price specified in
Section 3 hereof;

                 (iii) Make the Series A Preferred Stock redeemable at the option of the corporation; or

                 (iv) Cancel or modify the conversion rights of the Series A Preferred Stock set forth in Section 4 above.

7.       Reissuance of Shares Prohibited.

         No share or shares of Series A Preferred Stock acquired by the Company by reason of redemption, repurchase, conversion, or otherwise shall be reissued, and the corporation shall, promptly upon such event, retire such shares in accordance with Section 243 of the Delaware Corporation Law, including the filing of a certificate with the Delaware Secretary of State reciting such retirement. The shares of Series A Preferred Stock so retired shall resume their status as authorized and unissued shares of Preferred Stock as provided in Section 243 of the Delaware Corporation Law:

                                ________________

         3. This Certificate of Designations is filed pursuant to Section 151(g) and 103 of the Delaware Corporation Law and, upon such filing, is intended to be an amendment to the corporation's Certificate of Incorporation.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation on December 26, 1990 and by such signatures acknowledge, under penalties of perjury, that this instrument is their act and deed and the act and deed of the corporation and that the facts stated herein are true.


                                       /s/ Richard H. De Voto
                                       -----------------------------
                                       Richard H. De Voto, President



                                       /s/ Linda J. Engel
                                       -------------------------
                                       Linda J. Engel, Secretary